As filed with the Securities and Exchange Commission on November 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CUTERA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0492262
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3240 Bayshore Boulevard

Brisbane, CA 94005

(415) 657-5500

(Address including zip code, and telephone number, including area code, of principal executive offices)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

James A. Reinstein

President and Chief Executive Officer

Cutera, Inc.

3240 Bayshore Boulevard

Brisbane, CA 94005

(415) 657-5500

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Darren W. Alch

Vice President, General Counsel &

Corporate Secretary

Cutera, Inc.

3240 Bayshore Boulevard

Brisbane, CA 94005

(415) 657-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	1,600,000 shares (1)	$39.28(2)	$62,848,000(2)	$7,824.58

(1)	Represents additional shares of the common stock, par value $0.001 per share (the “Common Stock”), of Cutera, Inc., a Delaware corporation (the “Registrant”), authorized for issuance under the Registrant’s Amended and Restated 2004 Equity Incentive Plan (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Common Stock that may be offered or issued under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that increases the number of the Company’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. Computation based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on November 7, 2017.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement pursuant to General Instruction E of Form S-8 for the purpose of registering the offer and sale of 1,600,000 additional shares of the Registrant’s Common Stock that may be issued pursuant to the Plan. On April 13, 2017, the Company’s Board of Directors approved the amendment and restatement of the Plan, which included an increase in the maximum number of shares of Common Stock that the Registrant may issue under the Plan from an aggregate of 8,101,192 shares to an aggregate of 9,701,192 shares, subject to stockholder approval. At the annual meeting of stockholders of the Registrant held on June 14, 2017, the stockholders of the Registrant approved the Plan, as amended and restated.

The contents of the following registration statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on the dates indicated, including any and all amendments thereto or filings incorporated therein, are incorporated by reference into this Registration Statement as permitted by General Instruction E of Form S-8 to the extent not otherwise amended or superseded by the contents hereof: (i) Form S-8 filed on April 2, 2004 (Commission File No. 333-114149), (ii) Form S-8 filed on March 22, 2005 (Commission File No. 333-123495), (iii) Form S-8 filed on March 20, 2006 (Commission File No. 333-132583), (iv) Form S-8 filed on March 16, 2007 (Commission File No. 333-141376), (v) Form S-8 filed on March 13, 2008 (Commission File No. 333-149703), (vi) Form S-8 filed on March 24, 2009 (Commission File No. 333-158160), (vii) Form S-8 filed March 25, 2013 (Commission File No. 333-187502), and (viii) Form S-8 filed on September 10, 2015 (Commission File No. 333-206864).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated 2004 Equity Incentive Plan (filed as Appendix B to the Registrant’s Notice and Proxy Statement, filed on May 1, 2017, and incorporated herein by reference)

5.1*	Opinion of Thompson & Knight LLP.

23.1*	Consent of Thompson & Knight LLP (included in Exhibit 5.1 to this Registration Statement)

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on this 13th day of November, 2017.

CUTERA, INC.

By:	/s/ James A. Reinstein
James A. Reinstein
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Reinstein, his attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Reinstein (James A. Reinstein)	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2017

/s/ Sandra Gariner (Sandra Gardiner)	Consultant Chief Financial Officer (Principal Accounting Officer)	November 13, 2017

/s/ David B. Apfelberg (David B. Apfelberg)	Director	November 13, 2017

/s/ Gregory A. Barrett (Gregory A. Barrett)	Director	November 13, 2017

/s/ David A. Gollick (David A. Gollnick)	Director	November 13, 2017

/s/ Timothy J. O’Shea (Timothy J. O’Shea)	Director	November 13, 2017

/s/ J. Daniel Plants (J. Daniel Plants)	Director	November 13, 2017

/s/ Clint H. Severson (Clint H. Severson)	Director	November 13, 2017

/s/ Elisha W. Finney (Elisha W. Finney)	Director	November 13, 2017